Asia Pacific Equity Fund   Period ending 4/30/15

1.  Sub Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated February
27, 2014; schedule A dated November 20, 2014 Incorporated by reference to Post Effective Amendment No. 210 to the Registrants
Registration Statement filed on May 26, 2015.